SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2004

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-330-5500

(Former name or former address, if changed since last report)

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Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
Stock Purchase Agreement

Item 5. Other Events

On May 14, 2004, Xcel Energy filed a Form U-1 application for approval of the sale of its Cheyenne Light, Fuel & Power Company subsidiary with the Securities and Exchange Commission. Included in the filing was the Stock Purchase Agreement between Xcel Energy Inc. and Black Hills Corporation. A copy of the agreement is included with this filing as exhibit 99.01.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.01	Stock Purchase Agreement between Xcel Energy Inc. and Black Hills Corporation, dated January 13, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)
/s/ BENJAMIN G.S. FOWKE III
Benjamin G.S. Fowke III
Vice President, Chief Financial Officer and Treasurer

May 14, 2004

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